UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34207	33-0728374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 848-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	DVAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Dynavax Technologies Corporation, a Delaware corporation (the “Company”) on December 29, 2025, the Company entered into an Agreement and Plan of Merger, dated December 23, 2025 (the “Merger Agreement”), with SANOFI, a French société anonyme (“Parent”), and Samba Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on January 12, 2026, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), for $15.50 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 12, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” together with the Offer to Purchase, the “Offer”). The Offer to Purchase and the Letter of Transmittal were filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO, originally filed with the SEC by Purchaser, Parent and Genzyme Corporation, a Massachusetts corporation, on January 12, 2026.

Item 1.01	Entry into a Material Definitive Agreement

On the February 10, 2026 (the “Closing Date”), (i) the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “2026 Trustee”), entered into a First Supplemental Indenture (the “2026 Supplemental Indenture”), which supplements the Indenture, dated as of May 13, 2021 (the “Original 2026 Indenture”, as supplemented by the 2026 Supplemental Indenture, the “2026 Indenture”), by and between the Company and the 2026 Trustee, governing the Company’s 2.50% Convertible Senior Notes due 2026 (the “2026 Notes”), of which approximately $40.2 million aggregate principal amount was outstanding on the Closing Date, and (ii) the Company and U.S. Bank Trust Company, National Association, as trustee (the “2030 Trustee”), entered into a First Supplemental Indenture (the “2030 Supplemental Indenture” and together with the 2026 Supplemental Indenture, the “Supplemental Indentures”), which supplements the Indenture, dated as of March 13, 2025 (the “Original 2030 Indenture”, as supplemented by the 2030 Supplemental Indenture, the “2030 Indenture” and together with the 2026 Indenture, the “Indentures”), by and between the Company and the 2030 Trustee, governing the Company’s 2.00% Convertible Senior Notes due 2030 (the “2030 Notes” and together with the 2026 Notes, the “Notes”), of which $225.0 million aggregate principal amount was outstanding on the Closing Date.

As a result of the Merger (as defined below), and pursuant to the 2026 Supplemental Indenture, at and after the Effective Time (as defined below), the 2026 Supplemental Indenture provides (with all terms used in this paragraph but not otherwise defined in this Form 8-K being as defined in the 2026 Indenture): (a) the right to convert each $1,000 principal amount of 2026 Notes was changed into a right to convert such principal amount of 2026 Notes into the Reference Property, which Reference Property is an amount of cash equal to the Conversion Rate in effect on the relevant Conversion Date (subject to any adjustment pursuant to the 2026 Indenture, including any increase as a result of a Make-Whole Fundamental Change) multiplied by $15.50 (which is an amount equal to the Offer Price); and a unit of Reference Property under the 2026 Indenture is comprised of an amount of cash equal to $15.50; (b) the Company will satisfy its Conversion Obligation by paying cash to the converting Holders on the second Business Day immediately following the relevant Conversion Date; (c) the Conversion rate will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 14.04 of the 2026 Indenture in a manner consistent with Section 14.07 of the 2026 Indenture; and (d) the Daily VWAP of a unit of Reference Property will be $15.50.

As a result of the Merger, and pursuant to the 2030 Supplemental Indenture, at and after the Effective Time, the 2030 Supplemental Indenture provides (with all terms used in this paragraph but not otherwise defined in this Form 8-K being as defined in the 2030 Indenture): (a) the right to convert each $1,000 principal amount of 2030 Notes was changed into a right to convert such principal amount of 2030 Notes into an amount of cash equal to the Conversion Rate in effect on the relevant Conversion Date (subject to any adjustment pursuant to the 2030 Indenture, including any increase as a result of a Make-Whole Fundamental Change) multiplied by $15.50 (which is an amount equal to the Offer Price); and a unit of Reference Property under the 2030 Indenture is comprised of an amount of cash equal to $15.50; (b) the Company will satisfy its Conversion Obligation by paying cash to the converting Holders on the second Business Day immediately following the relevant Conversion Date; (c) the Conversion rate will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 14.04 of the 2030 Indenture in a manner consistent with Section 14.07 of the 2030 Indenture; and (d) the Daily VWAP of a unit of Reference Property will be $15.50.

The consummation of the Merger constitutes a Share Exchange Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indentures) under the Indentures. The effective date of the Share Exchange Event, Fundamental Change and Make-Whole Fundamental Change in respect of the Notes is the Closing Date.

The foregoing descriptions of the Indentures and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Indentures. A copy of each of the Original 2060 Indenture and Original 2030 Indenture was filed as Exhibit 4.3 and 4.5, respectively, to the Current Report on Form 10-Q filed by the Company with the SEC on May 13, 2021 and November 5, 2025, respectively. A copy of the 2026 Supplemental Indenture is filed as Exhibit 4.1 hereto and a copy of the 2030 Supplemental Indenture is filed as Exhibit 4.2 hereto. The Indentures and the Supplemental Indentures are incorporated by reference into this Item 1.01. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the Notes or any other security.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the consummation of the Merger on the Closing Date (the “Effective Time”), the Company terminated the Company’s 2011 Equity Incentive Plan, the Company’s 2018 Equity Incentive Plan, the Company’s 2017 Inducement Award Plan, the Company’s 2021 Inducement Award Plan and the Company’s Amended and Restated 2014 Employee Stock Purchase Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Items 1.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Offer and withdrawal rights expired as scheduled at one minute following 11:59 P.M., Eastern Time, on February 9, 2026 (such date and time, the “Expiration Time”) and the Offer was not extended. According to Continental Stock Transfer & Trust Company, the depositary and paying agent for the Offer (the “Depositary”), a total of 84,680,752 Shares were validly tendered and not validly withdrawn, which Shares represented approximately 73.92% of the aggregate number of Shares outstanding at the Expiration Time. As a result, as of the Expiration Time, a sufficient number of Shares were validly tendered and not validly withdrawn such that the minimum tender condition to the Offer was satisfied, and following the satisfaction of each other condition to the Offer, Parent and Purchaser irrevocably accepted for payment, on February 10, 2026, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Also on February 10, 2026, following consummation of the Offer, Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”). The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the stockholders of the Company required to consummate the Merger. Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

At the Effective Time and pursuant to the terms and conditions of the Merger Agreement, each Share then outstanding (other than Shares (a) held by the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL, or (b) irrevocably accepted for purchase in the Offer) was automatically canceled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes.

As of immediately prior to and contingent upon the occurrence of the Effective Time, pursuant to the Merger Agreement, except as described below, each outstanding option to purchase Shares (each, an “Option”) became fully vested (in the case of performance-based Options, assuming the applicable level of attainment provided for in the Merger Agreement) and exercisable, and to the extent unexercised as of immediately before the Effective Time, was cancelled at the Effective Time and converted into the right to receive a cash payment, without interest, subject to any applicable withholding of taxes, in an amount equal to the product of (i) the total number of Shares subject to the fully vested Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Option.

As of immediately prior to and contingent upon the occurrence of the Effective Time, pursuant to the Merger Agreement, except as described below, each outstanding restricted stock unit granted pursuant to any Company equity plan, whether vested or unvested (each, an “RSU”), was, by virtue of the Merger, cancelled and converted into the right to receive a cash payment, without interest, subject to any applicable withholding of taxes, in an amount equal to (i) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

As of immediately prior to and contingent upon the occurrence of the Effective Time, pursuant to the Merger Agreement, except as described below, each outstanding performance-based restricted stock unit granted pursuant to any Company equity plan, whether vested or unvested (each, a “PSU”), was, by virtue of the Merger, cancelled and converted into the right to receive a cash payment, without interest, subject to any applicable withholding of taxes, in an amount equal to (i) the total number of Shares issuable in settlement of such PSU immediately prior to the Effective Time (assuming the applicable level of attainment provided for in the Merger Agreement) multiplied by (ii) the Merger Consideration.

The foregoing treatment of the Company’s outstanding equity incentive awards did not apply to 50% of the unvested Options, RSUs and PSUs that were granted to employees in calendar year 2025 or 2026, in each case, that were outstanding immediately prior to the Effective Time. Instead, such equity incentive awards were cancelled and converted into cash-based awards (based on the Merger Consideration less, in the case of Options, the applicable exercise price per Share underlying such Option). Each such converted cash-based award (and the right to payments in respect thereof) is subject to the terms and conditions (including vesting, forfeiture and acceleration provisions) applicable to the corresponding equity incentive award immediately prior to the Effective Time, subject to vesting and payment on the date that is six months following the closing date of the Merger. Vesting of each such converted cash-based award will be generally accelerated upon the holder’s involuntary termination prior to the applicable vesting date.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company (i) notified Nasdaq Global Select Market (“Nasdaq”) that the Merger was consummated and (ii) requested that Nasdaq (A) halt trading of and delist the Shares effective before the opening of trading on February 10, 2026, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, on February 10, 2026, a change of control of the Company occurred. As a result of the consummation of the Merger pursuant to Section 251(h) of the DGCL at the Effective Time, the Company became an indirect wholly owned subsidiary of Parent. Parent and its controlled affiliates have provided Purchaser with the necessary funds to consummate the Offer and Merger and to pay related fees and expenses from its and its affiliates’ general corporate funds, as previously disclosed in “The Offer-Section 9-Source and Amount of Funds” of the Offer to Purchase, which section is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

Effective as of the Effective Time, each of the directors of the Company (Scott Myers, Ryan Spencer, Daniel L. Kisner, M.D., Lauren Silvernail, Brent MacGregor, Elaine Sun, Francis R. Cano, Ph.D., Peter R. Paradiso, Ph.D. and Emilio Emini, Ph.D.) resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof. As of the Effective Time, in accordance with the Merger Agreement, the sole director of Purchaser as of immediately prior to the Effective Time, François-Xavier Dazogbo, became the sole director of the Company. After the Effective Time, Genzyme Corporation, as sole stockholder of the Company, passed resolutions appointing Thomas Grenier and Colleen Proctor as the sole directors of the Company.

Officers

Effective as of the Effective Time the sole officer of Purchaser as of immediately prior to the Effective Time, François-Xavier Dazogbo, became the sole officer of the Company. After the Effective Time, François-Xavier Dazogbo, as sole director of the Company, passed resolutions appointing (or confirming the appointment of) the following individuals as officers of the Company: (i) Ryan Spencer, Chief Executive Officer, (ii) David F. Novack, President and Chief Operating Officer, (iii) Kelly MacDonald, Senior Vice President and Chief Financial Officer, (iv) John L. Slebir, Senior Vice President, General Counsel and Secretary, (v) Jamie Haney, Secretary, (vi) François-Xavier Dazogbo, Treasurer, (vii) Stephen Kalinchak, Assistant Secretary, (viii) Colleen Proctor, Vice President and (ix) Thomas Grenier, Vice President.

In connection with the Merger, the Company entered into letter agreements with Ryan Spencer (the Company’s Chief Executive Officer), Kelly MacDonald (the Company’s Senior Vice President, Chief Financial Officer), and John Slebir (the Company’s Senior Vice President, General Counsel and Secretary) (the “Letter Agreements”) to provide such executive officers with reimbursement, if required, for excise taxes that may be incurred by such executive officers under Section 4999 of the Internal Revenue Code of 1986, as amended, on certain payments received in connection with the Merger, so that on a net after-tax basis each such executive officer would be in the same position as if no such excise tax had applied to such executive officer. The payments under each Letter Agreement generally are limited to a maximum amount of (a) $5,924,065 for Mr. Spencer, (b) $2,080,607 for Mr. Slebir, and (c) $1,995,328 for Ms. MacDonald. For additional information, see Item 3 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on January 12, 2026 (the “Schedule 14D-9”) under the heading “Past Contacts, Transactions, Negotiations and Agreements - Arrangements with Executive Officers, Directors and Affiliates of the Company – Make-Whole Payments,” which information is incorporated herein by reference. The foregoing summary of the Letter Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws were amended and restated in their entirety in the forms filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2025, by and among Dynavax Technologies Corporation, Sanofi and Samba Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on December 23, 2025 (File No. 001-34207)).

3.1**	Eighth Restated Certificate of Incorporation of Dynavax Technologies Corporation.

3.2**	Second Amended and Restated Bylaws of the Surviving Corporation.

4.1**	First Supplemental Indenture, dated as of February 10, 2026, by and between Dynavax Technologies Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee.

4.2**	First Supplemental Indenture, dated as of February 10, 2026, by and between Dynavax Technologies Corporation and U.S. Bank Trust Company, National Association, as Trustee.

10.1**	Form of Letter Agreement regarding Make-Whole Awards.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: February 10, 2026	By:	/s/ Thomas Grenier
Thomas Grenier
Vice President